UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

56 South Rockford Drive, Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (623) 300-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, Benchmark Electronics, Inc. (NYSE: BHE) announced the appointment of Anne De Greef-Safft as an independent director to the Board of Directors of the Company effective December 2, 2019. The Board also appointed Ms. De Greef-Safft to serve on both the audit and the nominating and governance committees. The full Board is now comprised of nine members.

Ms. De Greef-Safft is currently a Strategic Consultant with Windjammer Capital Investors, a middle market private equity firm, where she serves as a Board member for one of Windjammer’s portfolio companies; she also provides strategic consulting advice to Windjammer as well as operational services to its portfolio companies. From 2015 until her retirement in 2017, Ms. De Greef-Safft was Group President of Standex International’s Food Service Equipment business. Prior to 2015, Ms. De Greef-Safft held four successive positions at Danaher Corporation as President of increasingly complex, global operating companies over a period of 12 years. Before joining Danaher, she held various leadership positions in engineering, marketing, sales, and business development for global manufacturing companies. Ms. De Greef-Safft earned her BSEE and MSEE degrees from the Catholic University of Louvain (KU Leuven) in Belgium and an M.B.A. from Babson College in Massachusetts.

Ms. De Greef-Safft has served as a member of the Board of Ag Growth International Inc. (“AGI”) (TSX: AFN), a global manufacturer of equipment & systems for agriculture bulk commodities handling & processing with international manufacturing operations, since December 2018.

For her service as a member of the Board, Ms. De Greef-Safft will receive the same compensation as other non-employee directors under the Company’s current non-employee director compensation program described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 2, 2019. During 2019, our non-employee directors will receive: (a) an annual retainer of $60,000, (b) $1,500 for each Board or committee meeting attended and (c) an annual restricted stock unit (“RSU”) with a grant-date fair market value of $150,000. Ms. De Greef-Safft’s annual retainer and initial RSU grant will be prorated from the date she began serving on the Board, and the RSU is scheduled to vest annually following the date of grant.

Item 8.01 Other Events.

On December 2, 2019, the Company issued a press release relating to the matters described under Item 5.02. The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated December 2, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date: December 4, 2019	By: /s/ Stephen J. Beaver
Stephen J. Beaver, Esq.
Vice President General Counsel